UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2008

Allied World Assurance Company Holdings, Ltd
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-32938	98-0481737
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

27 Richmond Road, Pembroke, Bermuda,		HM 08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	441-278-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Allied World Reinsurance Company ("Allied World Re"), a wholly-owned subsidiary of Allied World Assurance Company Holdings, Ltd (the "Company"), entered into a Discretionary Investment Management Agreement (the "Agreement") with Goldman Sachs Asset Management, L.P. ("Goldman Sachs") as of May 14, 2008 (the "Effective Date"). Pursuant to the Agreement, Goldman Sachs agreed to serve as investment manager and invest and reinvest certain assets of Allied World Re. Either party may terminate the Agreement upon 30 days’ prior written notice or immediately in the event of a material breach of the terms of the Agreement by one party that is not cured within 30 days of such party becoming aware, or receiving notice by the other party, of such breach. In addition, Allied World Re may terminate the Agreement at any time for Cause (as defined in the Agreement) or upon a Change in Control (as defined in the Agreement) of Goldman Sachs or The Goldman Sachs Group, Inc. Affiliates of The Goldman Sachs Group, Inc. were part of the founding investors that formed the Company in 2001 and are principle shareholders of the Company.

The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1---Discretionary Investment Management Agreement, dated as of May 14, 2008, by and between Allied World Reinsurance Company and Goldman Sachs Asset Management, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Allied World Assurance Company Holdings, Ltd

May 16, 2008	By:	/s/ Wesley D. Dupont

Name: Wesley D. Dupont
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

10.1	Discretionary Investment Management Agreement, dated as of May 14, 2008, by and between Allied World Reinsurance Company and Goldman Sachs Asset Management, L.P.